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Exhibit 99.1

LETTER OF TRANSMITTAL AND CONSENT

To Tender for Exchange
9.00% Preferred Securities, Series I

FW PREFERRED CAPITAL TRUST I

(Liquidation Amount $25 Per Trust Security)

Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC

for

      % Cumulative Guaranteed Preferred Shares
(Liquidation Preference of $    per Preferred Share)

of

FOSTER WHEELER HOLDINGS LTD.

Fully and Unconditionally Guaranteed by Foster Wheeler Ltd.,
Foster Wheeler Inc. and FWPI Ltd.

and to Deliver Consents to Certain Proposed Amendments to the Junior Subordinated Indenture
Relating to the 9.00% Junior Subordinated Deferrable Interest Debentures, Series I of Foster
Wheeler LLC and the Guarantee Agreement Relating to the
9.00% Preferred Securities, Series I of FW Preferred Capital Trust I

Pursuant to the Prospectus Dated            , 2003

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2003, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AND YOUR CONSENT AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

The Exchange Agent (the "Exchange Agent") for the Offer is:

The Bank of New York, London branch

By Mail:	Facsimile Transmission:	By Hand or Overnight Courier:

The Bank of New York, London branch	The Bank of New York, London branch	The Bank of New York, London branch
c/o The Bank of New York	c/o The Bank of New York	c/o The Bank of New York
ReOrg Unit	Attention: Kin Lau	ReOrg Unit
101 Barclay Street, Floor 7 East	Fax: (212) 298-1915	101 Barclay Street, Floor 7 East
New York, New York 10286		New York, New York 10286
Attention: Kin Lau		Attention: Kin Lau
(212) 815-3750

The Information Agent (the "Information Agent") for the Offer is:

Georgeson Shareholder
Communications Inc.
17 State Street, 10th Floor
New York, New York 10014
Banks and Brokers call:
(212) 440-9800
All other Shareholders call toll
free: (800) 891-3214

        Delivery of this letter of transmittal and consent to an address other than as set forth above, will not constitute a valid delivery unless an agent's message is delivered in accordance with instruction 1 to this letter of transmittal and consent.

        Holders who tender Trust Securities will be deemed to consent to the amendments to the terms of the indenture governing the 9.00% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") issued by Foster Wheeler LLC to FW Preferred Capital Trust I and the terms of the related guarantee agreement issued by Foster Wheeler LLC and Foster Wheeler Ltd. to FW Preferred Capital Trust I (as described under "The Proposed Amendments" in the accompanying Prospectus). The completion, execution and delivery of this Letter of Transmittal and Consent will constitute a consent to such amendments and to the execution and delivery of a supplemental indenture by Foster Wheeler LLC and the trustee thereunder as well as to the execution and delivery of an amended guarantee agreement among Foster Wheeler LLC, Foster Wheeler Ltd. and the trustee. Holders may not deliver a consent without tendering Trust Securities. The Exchange Offer is made upon the terms and subject to the conditions set forth in the Prospectus and herein. Holders of Trust Securities should carefully review the information set forth herein and therein.

        The undersigned hereby acknowledges receipt of the Prospectus dated            , 2003 (the "Prospectus") of Foster Wheeler Holdings Ltd., (the "Company"), a Bermuda company, Foster Wheeler Ltd., a Bermuda company, Foster Wheeler Inc., a Delaware corporation, and FWPI Ltd., a Bermuda company (collectively, the "Guarantors") and this Letter of Transmittal and Consent, which together constitute (i) the Company's offer (the "Exchange Offer") to exchange its    % Cumulative Guaranteed Preferred Shares (Liquidation Preference of $                      per Preferred Share) fully and unconditionally guaranteed by the Guarantors (the "Preferred Shares") for any and all outstanding 9.00% Preferred Securities, Series I issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security (the "Trust Securities")) and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC and (ii) Foster Wheeler LLC's solicitation (the "Consent Solicitation") of consent (the "Consent") upon the terms and subject to the conditions set forth in the Prospectus, from holders of the Trust Securities to the adoption of certain proposed amendments described in the accompanying Prospectus under "The Proposed Amendments" (the "Proposed Amendments") to the terms of the indenture governing the Junior Subordinated Debentures issued by Foster Wheeler LLC to FW Preferred Capital Trust I and to the terms of the related guarantee agreement issued by Foster Wheeler LLC and Foster Wheeler Ltd. to FW Preferred Capital Trust I. The completion, execution and delivery of this Letter of Transmittal and Consent by a Holder in connection with the tender of Trust Securities will be deemed to constitute the Consent of such tendering holder to the Proposed Amendments with respect to the Trust Securities so tendered. Holders may not deliver Consent without tendering their Trust Securities in the exchange offer.

        For each Trust Security accepted for exchange, the holder of that Trust Security will receive one Preferred Share of Foster Wheeler Holdings Ltd. No consideration will be paid for accrued and unpaid dividends on the Trust Securities.

        This Letter of Transmittal and Consent is to be completed by a holder of Trust Securities either if certificates are to be forwarded with the Letter of Transmittal and Consent or if a tender of certificates for Trust Securities, if available, is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under "The Exchange Offer and Consent Solicitation—Book Entry Delivery Procedures." Holders of Trust Securities whose certificates are not immediately available, or who are unable to deliver their certificates or confirmation of the book-entry tender of their Trust Securities into the Exchange Agent's account at DTC (a "Book-Entry Confirmation") and all other documents required by this Letter of Transmittal and Consent to the Exchange Agent on or before                         , 2003 (the "Expiration Date"), must tender their Trust Securities according to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer and Consent Solicitation—Guaranteed

Delivery." See Instruction 1. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

        The undersigned hereby delivers Consent to the Proposed Amendments and tenders the Trust Securities described in Box 1 below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal and Consent. The undersigned is the registered owner of all the tendered Trust Securities and the undersigned represents that it has received from each beneficial owner of the tendered Trust Securities (collectively, the "Beneficial Owners") a duly completed and executed form of "Instructions with respect to the Offer to Exchange," a form of which is attached to the "Letter to Clients" accompanying this Letter of Transmittal and Consent, instructing the undersigned to take the action described in this Letter of Transmittal and Consent.

        Subject to, and effective upon, the acceptance for exchange of the tendered Trust Securities, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Trust Securities that are being tendered hereby, waives any and all other rights with respect to such Trust Securities and releases and discharges FW Preferred Capital Trust I from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Trust Securities, including without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such Trust Securities or to participate in any redemption of such Trust Securities.

        The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Trust Securities, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver the tendered Trust Securities to the Company or cause ownership of the tendered Trust Securities to be transferred to, or upon the order of, the Company, on the books of the registrar for the Trust Securities and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Exchange Agent, as the undersigned's agent, of the Preferred Shares to which the undersigned is entitled upon acceptance by the Company of the tendered Trust Securities pursuant to the Exchange Offer, (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Trust Securities and (iii) deliver to Foster Wheeler LLC, Foster Wheeler Ltd. and BNY Midwest Trust Company, as trustee under the indenture governing the Junior Subordinated Debentures, this Letter of Transmittal and Consent as evidence of the undersigned's Consent to the Proposed Amendments, all in accordance with the terms and conditions of the Exchange Offer, as described in the Prospectus.

        The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent, with respect to the Trust Securities tendered hereby, to the Proposed Amendments. The undersigned understands that the Consent delivered hereby shall remain in full force and effect unless the tender of the Trust Securities is validly revoked prior to the Expiration Date in accordance with the procedures set forth in the Prospectus and this Letter of Transmittal and Consent, which procedures are hereby agreed to be applicable.

        Unless otherwise indicated under "Special Issuance Instructions" below (Box 2), please issue the Preferred Shares exchanged for tendered Trust Securities in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions" below (Box 3), please send or cause to be sent the certificates for the Preferred Shares (and accompanying documents, as appropriate) to the undersigned at the address shown below in Box 1 or provide the name of the account at DTC to which the Preferred Shares should be issued.

        The undersigned understands that tenders of Trust Securities and delivery of Consent pursuant to the procedures described under the caption "The Exchange Offer and Consent Solicitation" in the Prospectus and in the instructions to this Letter of Transmittal and Consent will constitute a binding agreement between the undersigned and the Company upon the terms of the Exchange Offer set forth in the Prospectus under the caption "The Exchange Offer and Consent Solicitation—Terms of the

Exchange Offer," and subject to the conditions of the Exchange Offer set forth in the Prospectus under the caption "The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer," subject only to withdrawal of tenders on the terms set forth in the Prospectus under the caption "The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents." All authority conferred in this Letter of Transmittal and Consent or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial owner(s), and every obligation of the undersigned of any Beneficial Owners under this Letter of Transmittal and Consent will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Trust Securities being surrendered and to deliver the Consent contained herein, and that, when the Trust Securities are accepted for exchange as contemplated in this Letter of Transmittal and Consent, the Company will acquire good and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, other obligations relating to their sale or transfer and adverse claims. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

        NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THE BOXES

☐
CHECK HERE IF TENDERED TRUST SECURITIES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE BOX 4 BELOW.

☐
CHECK HERE IF TENDERED TRUST SECURITIES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE BOX 5 BELOW.

Name
Address

Box 1 DESCRIPTION OF TRUST SECURITIES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Trust Securities Certificate(s))	Trust securities tendered (Attach additional signed list if necessary)

	Trust	Aggregate	Aggregate
	Securities	Liquidation	Liquidation
	Certificate	Amount	Amount
	Number(s)*	Represented by	Tendered**
Certificate(s)*

Total

* Need not be completed if Trust Securities are being tendered by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all Trust Securities represented by certificates delivered to the Exchange Agent are being tendered. See Instruction 3.

  Box 2
  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 4, 5, and 6)

  To be completed ONLY if the certificates for Trust Securities not exchanged and/or the Preferred Shares are to be issued in the name of someone other than the undersigned or if Trust Securities delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

  Issue: Preferred Shares and/or Trust Securities to:

Name(s):	(Please Print or Type)
Address:
(Include Zip Code)
(Taxpayer Identification or Social Security Number)
☐ Credit unexchanged Trust Securities delivered by book-entry transfer to the DTC account set forth below:
(DTC Account Number)

  Box 3
  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 4, 5 and 6)

  To be completed ONLY if certificates for the Trust Securities not tendered or not accepted and/or the Preferred Shares are to be sent to someone other than the undersigned at an address other than that shown below the undersigned's signature(s).

Mail: ☐ Preferred Shares and any untendered Trust Securities to:
Name(s):	(Please Print or Type)
Address:
(Include Zip Code)
(Taxpayer Identification or Social Security Number)

  Box 4
  USE OF GUARANTEED DELIVERY
  (See Instruction 1)

  To be completed ONLY if Trust Securities are being tendered by means of a notice of guaranteed delivery.

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed
Delivery:

Name of Institution which Guaranteed
Delivery:

  Box 5
  USE OF BOOK-ENTRY TRANSFER
  (See Instruction 1)

  To be completed ONLY if delivery of Trust Securities is to be made by book-entry transfer.

Name of Tendering Institution:

Account Number:

Transaction Code Number:

  Box 6
  TENDERING HOLDER SIGNATURE
  (See Instructions 1 and 4)

x
x	(Signature of Registered Holder(s) or Authorized Signatory)

Note: The above lines must be signed by the registered holder(s) of Trust Securities as their name(s) appear(s) on the Trust Securities or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal and Consent). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 4.
Name(s):
Capacity:
Street Address:
(Include Zip Code)
(Area Code and Telephone Number)
(Tax Identification or Social Security Number)
Signature Guarantee	(If Required by Instruction 4)
Authorized Signature
Name:	(Please Print or Type)
Title:
Name of Firm:	(Must be an Eligible Institution as defined in Instruction 1)
Address:	(Include Zip Code)
Area Code and Telephone Number:
Dated:

INSTRUCTIONS TO LETTER OF TRANSMITTAL AND CONSENT

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

        1.    Delivery of this Letter of Transmittal and Consent and Certificates; Guaranteed Delivery.    This Letter of Transmittal and Consent is to be used if (a) certificates for Trust Securities are to be physically delivered to the Exchange Agent herewith, (b) tenders are to be made according to the guaranteed delivery procedures or (c) tenders are to be made pursuant to the procedures for delivery by book-entry transfer, all as set forth in the Prospectus. For holders whose Trust Securities are being delivered by book-entry transfer, delivery of an Agent's Message by DTC will satisfy the terms of the Exchange Offer in lieu of execution and delivery of a Letter of Transmittal and Consent by the participant(s) identified in the Agent's Message.

        To validly tender Trust Securities and deliver Consent, either (a) the Exchange Agent must receive a properly completed and duly executed copy of this Letter of Transmittal and Consent (or a facsimile thereof) with any required signature guarantees, together with either a properly completed and duly executed Notice of Guaranteed Delivery or certificates for the Trust Securities, or an Agent's Message, as the case may be, and any other documents required by this Letter of Transmittal and Consent or (b) a holder of Trust Securities must comply with the guaranteed delivery procedures set forth below.

        Holders of Trust Securities who desire to tender Trust Securities pursuant to the Exchange Offer and whose certificates representing the Trust Securities are not lost but are not immediately available, or time will not permit all required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may still exchange their Trust Securities by complying with the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer and Consent Solicitation—Guaranteed Delivery." Pursuant to those procedures, (a) you tender your Trust Securities by or through a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program; (b) on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer, the exchange agent has received from such participant a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus; and (c) the exchange agent receives properly completed and validly executed Letter of Transmittal and Consent (or facsimile thereof) together with any required signature guarantees, or a book-entry confirmation, and any other required documents, within three NYSE trading days of the notice of guaranteed delivery.

        The method of delivery of this Letter of Transmittal and Consent, the certificates for Trust Securities and other required documents is at the election and risk of the tendering holder. Except as otherwise provided in this Letter of Transmittal and Consent and in the Prospectus, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date.

        2.    Beneficial Owner Instructions to Registered Holders.    Only a holder of Trust Securities or the holder's legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to the Company that authorizes such person, or that person's legal representative or attorney-in-fact, to tender Trust Securities on behalf of the holder may validly tender the Trust Securities and thereby validly deliver a consent to the proposed amendments with respect to those Trust Securities. Any Beneficial Owner of tendered Trust Securities who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal and Consent, or an Agent's Message by DTC, on his or her behalf through the execution and delivery to the registered holder of the Instructions of Registered Holder and/or DTC Participant from Beneficial Owner from accompanying this Letter of Transmittal and Consent.

        3.    Partial Tenders.    A holder may tender all or a portion of Trust Securities, but only in minimum increments of $25 in liquidation amount. If a holder tenders less than all Trust Securities, such holder should fill in the number of Trust Securities so tendered in the column labeled "Aggregate Liquidation Amount Tendered" of Box 1 above. The entire liquidation amount of Trust Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

        4.    Signatures on the Letter of Transmittal and Consent; Signature Guarantees.    If this Letter of Transmittal and Consent is signed by the registered holder(s) of the tendered Trust Securities, the signature must correspond with the name(s) as written on the face of the tendered Trust Securities without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Trust Securities tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Trust Securities.

        If any of the tendered Trust Securities are registered in the name of two or more holders, all holders must sign this Letter of Transmittal and Consent. If any Trust Securities tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of the Letter of Transmittal and Consent as there are different registrations of certificates.

        If this Letter of Transmittal and Consent or any Trust Security or instrument of transfer is signed by a trustee, executor administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the company of such person's authority to so act must be submitted.

        When this Letter of Transmittal and Consent is signed by the registered holders of the Trust Securities tendered hereby, no endorsements of the Trust Securities or separate instruments of transfer are required unless Preferred Shares, or Trust Securities not tendered or exchanged, are to be issued to a person other than the registered holders, in which case signatures on the Trust Securities or instruments of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

        Signatures on the Letter of Transmittal and Consent must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the Trust Securities tendered thereby are tendered: (1) by a holder whose name appears on a security position listing as the owner of those Trust Securities, who has not completed any of the boxes entitled "Special Instructions" or "Special Delivery Instructions" on the applicable Letter of Transmittal and Consent; or (2) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "Eligible Guarantor Institution."

        If the holder of the Trust Securities being tendered is a person other than the signer of the related Letter of Transmittal and Consent, or if Trust Securities not accepted for exchange or Trust Securities previously tendered and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on the Letter of Transmittal and Consent accompanying the tendered Trust Securities must be guaranteed by a Medallion Signature Guarantor as described above.

        The Letter of Transmittal and Consent and Trust Securities should be sent only to the Exchange Agent, and not to the Company or DTC.

        5.    Special Issuance and Delivery Instructions.    Tendering holders should indicate, in the appropriate box (Box 2 or 3), the name and address to which the Preferred Shares and/or substitute certificates evidencing Trust Securities for principal amounts not tendered or not accepted for exchange are to be sent, if different from the name and address of the person signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. Holders of Trust Securities tendering Trust Securities by book-entry transfer may request that Trust Securities not exchanged be credited to such account maintained at DTC as the holder may designate on this Letter of Transmittal and Consent. If no instructions are given, the Trust Securities not exchanged will be returned to the name or address of the person signing this Letter of Transmittal and Consent.

        6.    Transfer Taxes.    The Company will pay all transfer taxes, if any, applicable to the exchange of Trust Securities pursuant to the Exchange Offer. If, however, Preferred Shares for liquidation amounts not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Trust Securities, or if tendered new preferred shares are to be registered in the name of any person other than the person signing the Letter of Transmittal and Consent or, in the case of tender through DTC transmitting instructions through ATOP, or if a transfer tax is imposed for any reason other than the exchange of Trust Securities pursuant to the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the tendered Trust Securities listed in this Letter of Transmittal and Consent.

        7.    Validity of Tenders.    Foster Wheeler Holdings Ltd. expressly reserves the right to terminate the Exchange Offer and Consent Solicitation and not to accept for exchange any Trust Securities if any of the conditions set forth under "—Conditions to the Exchange Offer" have not been satisfied or waived by Foster Wheeler Holdings Ltd. at its option for any reason on or before 5:00 p.m., New York City time, on the Expiration Date. In all cases, exchange of the Trust Securities accepted for exchange and payment of the preferred shares will be made only after timely receipt by the exchange agent of certificates representing the original Trust Securities and consent to the proposed amendments, or by confirmation of book-entry transfer, together with a properly completed and duly executed Letter of Transmittal and Consent, a manually signed facsimile of the Letter of Transmittal and Consent, or satisfaction of DTC's ATOP procedures, and any other documents required by the Letter of Transmittal and Consent.

        8.    Waiver of Conditions.    Foster Wheeler Holdings Ltd., in its sole and reasonable discretion, may waive any of the conditions to the Exchange Offer on or before 5:00 pm, New York City time, on the Expiration Date. Foster Wheeler Holdings Ltd.'s failure to exercise any of its rights will not be a waiver of its rights. If Foster Wheeler Holdings Ltd. waives a material condition to the Exchange Offer, including the condition that the holders of at least 85% of the aggregate liquidation amount of the Trust Securities validly tender their Trust Securities in the Exchange Offer, Foster Wheeler Holdings Ltd. will notify holders of Trust Securities of such waiver and hold the offer open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition.

        9.    No Conditional Tenders.    No alternative, conditional or contingent tender of Trust Securities or transmittal of this Letter of Transmittal and Consent will be accepted.

        10.    Mutilated, Lost, Stolen or Destroyed Trust Securities.    Any holder whose Trust Securities have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated in this Letter of Transmittal and Consent for further instructions.

        11.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal and Consent may be directed to the Information Agent at the address and telephone number indicated in this Letter of Transmittal and Consent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

        12.    Acceptance of Tendered Trust Securities and Issuance of Preferred Shares; Return of Trust Securities.     Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange all validly tendered Trust Securities as soon as practicable after the Expiration Date and will issue Preferred Shares for the Trust Securities as soon as practicable thereafter. For purposes of the Exchange Offer, the Company will be deemed to have accepted tendered Trust Securities when, as and if the Company has given written or oral notice (immediately followed in writing) of acceptance to the Exchange Agent. If any tendered Trust Securities are not exchanged pursuant to the Exchange Offer for any reason, those unexchanged Trust Securities will be returned, without expense, to the tendering holder at the address shown in Box 1 or at a different address as may be indicated in this Letter of Transmittal and Consent under "Special Delivery Instructions" (Box 3).

        13.    Withdrawal.    Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer and The Consent Solicitation—Withdrawals of Tenders and Revocation of Consents." If the Company elects to provide a subsequent offering period after the expiration of the exchange offer, you will not have the right to withdraw any trust securities that you tender during any subsequent offering period.

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INSTRUCTIONS TO LETTER OF TRANSMITTAL AND CONSENT FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER